UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

   ____________________________

FORM 8-K

 ____________________________

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2022

____________________________

Weber Inc.

 (Exact Name of Registrant as Specified in Its Charter)

  ____________________________

Delaware	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1415 S. Roselle Road Palatine, Illinois		60067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 934-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

Overview

On December 11, 2022, Weber Inc., a Delaware corporation (the “Company”), Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), and Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Parent and Merger Sub are affiliates of BDT Capital Partners, LLC (“BDT”). Certain other affiliates of BDT, including Byron D. Trott, BDT Capital Partners I-A Holdings, LLC and BDT WSP Holdings, LLC (collectively, the “Fund I Holders”), and BDT Family Holdings, LLC (together with the Fund I Holders, the “Specified Holders”), collectively, hold (i) a majority of the Company’s outstanding Class A common stock, $0.001 par value per share (the “Class A Shares”), (ii) a majority of (a) the Company’s outstanding Class B common stock, $0.00001 par value per share (the “Class B Shares” and, together with the Class A Shares, the “Common Shares”) and (b) the Class B Shares held by the stockholders party to the Stockholders Agreement (the “Stockholders Agreement”), dated August 9, 2021, by and among the Company, Weber HoldCo, LLC (“HoldCo”) and certain other parties set forth therein, and (iii) a majority of the outstanding Common Shares.

A special committee (the “Special Committee”) of the board of directors (the “Board”) of the Company consisting only of independent and disinterested directors of the Company has (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates) and (ii) recommended that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, and (b) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders

The Board, acting in reliance upon the recommendation of the Special Committee, has (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders (excluding the Specified Holders and their respective affiliates), (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each Class A Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Class A Shares held by BDT Capital Partners I-A Holdings, LLC and BDT WSP Holdings, LLC, (ii) any Common Shares canceled pursuant to the Merger Agreement and (iii) any dissenting Class A Shares) will be converted into the right to receive an amount in cash equal to $8.05 per Class A Share, without interest (the “Merger Consideration”). All of the Class A Shares held by BDT Capital Partners I-A Holdings, LLC and BDT WSP Holdings, LLC and all of the issued and outstanding Class B Shares will be converted into an equal number of Class A Shares and Class B Shares, respectively, of the surviving company and remain outstanding. Holders of Class B Shares and paired units of HoldCo will have the right pursuant to the Amended and Restated Limited Liability Company Agreement of HoldCo (the “HoldCo LLC Agreement”), as amended by the First Amendment to the HoldCo LLC Agreement (as further described below), to participate in the Merger by delivering a notice of participation on or prior to the date that is 11 days after the Company first files its preliminary Information Statement on Schedule 14C (the “Information Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Merger.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase Class A Shares, award of restricted stock units with respect to the Class A Shares (“Company RSU Award”) and limited liability interest designated as a “Profit Unit” in HoldCo, in each case, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that any Company RSU Award held by any director of the Company who is not an employee of the Company, Parent or any of their respective affiliates (a “Director RSU Award”) will instead accelerate in full and be canceled, with the holder thereof being entitled to receive, in respect of such cancelation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

Closing Conditions

The obligation of the parties to consummate the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by holders of (a) a majority of the outstanding Class A Shares, (b) a majority of (1) the outstanding Class B Shares and (2) the Class B Shares held by the stockholders party to the Stockholders Agreement, and (c) a majority of the outstanding Common Shares; (ii) the absence of any judgment or law prohibiting the consummation of the Merger; (iii) the mailing of the Information Statement and the passage of 20 days thereafter; (iv) the expiration of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the accuracy of the representations and warranties of the parties (subject to customary materiality qualifiers); and (vi) each party’s performance in all material respects of its covenants and obligations contained in the Merger Agreement. The Merger Agreement does not contain a financing condition. Following the execution of the Merger Agreement, the Specified Holders executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Stockholder Consent”), thereby providing the required stockholder approval for the Merger. No further action by holders of Common Shares is required to complete the Merger.

No-Shop

Under the Merger Agreement, the Company is subject to a customary “no-shop” provision that restricts the Company and its representatives from soliciting Takeover Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Takeover Proposals. However, prior to the receipt of the Stockholder Consent, the “no-shop” provision permitted the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited Takeover Proposal that would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also restricts the Company and its representatives from soliciting Financing Proposals (as defined in the Merger Agreement) from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Financing Proposals.

Termination; Termination Fees

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before June 11, 2023. The Merger Agreement also provided that the Company would have been required to pay Parent a termination fee of $5.5 million under certain specified circumstances prior to delivery of the Stockholder Consent.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use reasonable best efforts to carry on its business in all material respects in the ordinary course of business during the period between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent.

Delisting of Shares of Common Stock

If the Merger is consummated, the Class A Shares will cease to be quoted on the New York Stock Exchange and will be eligible for deregistration under the Securities Exchange Act of 1934, as amended.

Equity Commitment

Pursuant to an equity commitment letter, dated December 11, 2022, BDT Capital Partners Fund 3, L.P., BDT Capital Partners Fund 3 (TE), L.P., BDT Capital Partners Fund 3 (Del), L.P. and BDT Capital Partners Fund 3 (LUX) SCSP agreed to provide (i) equity financing in the aggregate amount set forth therein and (ii) a limited guarantee subject to a cap of $11 million of Parent and Merger Sub’s payment obligations in respect of any monetary damages required to be paid to the Company in accordance with the Merger Agreement.

Description of Merger Agreement Not Complete

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Information Statement to be filed by the Company in connection with the Merger, the transaction statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons in connection with the Merger, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that the parties will file with the SEC. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Loan Agreement

On December 11, 2022, Weber-Stephen Products LLC, a Delaware limited liability company (“Weber-Stephen”), a subsidiary of the Company, entered into a loan agreement (the “Loan Agreement”) by and among Weber-Stephen, as borrower, and Ribeye Capital, LLC, as lender (the “Lender”). The Loan Agreement provides for an unsecured delayed draw term loan facility in an initial aggregate committed amount of $120 million (the “Term Facility”) and an unsecured revolving credit facility in an initial aggregate committed amount of $230 million (the “Revolving Facility” and, together with the Term Facility, the “Facilities” and the loans thereunder, the “Loans”). The Loans may be drawn by Weber-Stephen subject to customary conditions not later than December 31, 2023.

The Loans, if and when drawn, will bear interest at a fixed annual rate equal to 15%, payable (at Weber-Stephen’s election) in cash or “in kind” by adding such amount of accrued interest to the outstanding principal balance of the Loans, in either case on a quarterly basis. An upfront fee of 2.0% of the principal amount of the Loans shall also be payable (at Weber-Stephen’s election) in cash or “in kind” to the lender upon funding of the Term Facility. A commitment fee of 0.50% per annum or the average daily unused commitments under the Facilities shall also be payable (at Weber-Stephen’s election) in cash or “in kind” to the lender quarterly in arrears on the last business day of each calendar quarter commencing on the last business day of December 2022 and on December 31, 2023. The Loans mature on December 31, 2023.

Weber-Stephen has the option to prepay the Term Facility under the Loan Agreement upon two business days’ notice without premium or penalty. The Loan Agreement contains customary representations and warranties, affirmative covenants and events of default, as more fully described therein. The Loan Agreement contains no negative covenants and no financial maintenance covenant.

Proceeds of the Loans may be used (i) to pay fees and expenses in connection with the Loan Agreement and (ii) for working capital, capital expenditures and other general corporate purposes of Weber-Stephen and its subsidiaries.

The Loan Agreement was approved by the full Board following the recommendation to do so by the Special Committee. Neither the Loan Agreement nor the funding of any Loans pursuant thereto is contingent upon entering into, or the consummation of, the Transactions or any other potential transaction with BDT, an affiliate of the Lender.

The foregoing description of the Loan Agreement is a summary and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Loan Amendment

On December 11, 2022, Weber-Stephen, entered into an amendment to an existing loan agreement (the “Loan Amendment”) which amends that certain Loan Agreement dated as of November 8, 2022 (the “November Loan Agreement”) by and among Weber-Stephen, as borrower, BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P., as lenders (each a “Lender” and together, the “Lenders”). The Loan Amendment provides for an extension of the maturity date of (i) the Initial Loans (as defined therein) to January 29, 2028 and (ii) any Incremental Loans (as defined therein) to January 29, 2028 or such later date as may be agreed between the Borrower and the Lenders providing such Incremental Loans.

The foregoing description of the Loan Amendment is a summary and is qualified in its entirety by reference to the Loan Amendment, a copy of which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Amendment No. 1 to Tax Receivable Agreement

On December 11, 2022, the Company amended the Tax Receivable Agreement (the “Tax Receivable Agreement”), dated August 9, 2021, by and among the Company, HoldCo and certain other parties set forth therein. As amended, the Tax Receivable Agreement will automatically terminate in full without any payment, including any Tax Benefit Payment or Early Termination Payment (each as defined in the Tax Receivable Agreement) upon the consummation of the Merger, and none of the Transactions, including the Merger, will constitute a Change of Control (as defined in the Tax Receivable Agreement) or any payment, including any Tax Benefit Payment or Early Termination Payment.

The foregoing description of Amendment No. 1 to the Tax Receivable Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 to the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

First Amendment to Amended and Restated Limited Liability Company Agreement of HoldCo

On December 11, 2022, certain affiliates of BDT amended the HoldCo LLC Agreement. As amended, holders of Class B Shares and paired units of HoldCo will have the right to participate in the Merger by delivering a notice of participation on or prior to the date that is 11 days after the Company first files the preliminary Information Statement with the SEC. Such right will be in lieu of any right such holders had to participate in the Merger pursuant to Section 10.05(a) of the HoldCo LLC Agreement or otherwise redeem units of HoldCo during the period between the execution of the Merger Agreement and the consummation of the Merger.

The foregoing description of the First Amendment to the HoldCo LLC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment to the HoldCo LLC Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Loan Agreement” under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2022, the Company issued a joint press release with Parent announcing entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated December 11, 2022, by and among Weber Inc., Ribeye Parent, LLC and Ribeye Merger Sub, Inc.
10.1	Loan Agreement, dated December 11, 2022, by and among Weber-Stephen Products LLC and Ribeye Parent, LLC
10.2	Amendment No. 1, dated December 11, 2022, to Loan Agreement, dated November 8, 2022, by and among Weber-Stephen Products LLC and BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P.
10.3	Amendment No. 1, dated December 11, 2022, to Tax Receivable Agreement, dated August 9, 2021, by and among the Company, Weber HoldCo, LLC and the other persons and entities party thereto
10.4	First Amendment, dated December 11, 2022, to Amended and Restated Limited Liability Company Agreement of Weber HoldCo, LLC, dated August 9, 2021, by and among the Company, Weber HoldCo, LLC and the other persons and entities party thereto
99.1	Press Release, dated December 12, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, and the documents referred to herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;
•	the failure to consummate or delay in consummating the Merger for other reasons;
•	the risk that a condition to closing of the Merger may not be satisfied;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;
•	the outcome of any legal proceedings that may be instituted following announcement of the Merger;
•	failure of Parent to obtain the financing required to consummate the Merger;
•	failure to retain key management and employees of the Company;
•	issues or delays in the successful integration of the Company’s operations with those of Parent, including incurring or experiencing unanticipated costs and/or delays or difficulties;
•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;
•	unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and
•	additional factors discussed in the Company’s filings with the SEC.

The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2021 10-K filed with the SEC on December 14, 2021, as supplemented in Item 1A. “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. All future written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the previous statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

The Company will prepare the Information Statement for its stockholders with respect to the approval of the Transactions. When completed, the Information Statement will be mailed to the Company’s stockholders. You may obtain copies of the Information Statement, Schedule 13E-3, any amendment or supplements thereto, other relevant materials (when available) and all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.weber.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.

Date: December 12, 2022

	By:	/s/ Erik Chalut
		Name:	Erik Chalut
		Title:	General Counsel